UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

SKY POWER SOLUTIONS CORP.
[Missing Graphic Reference]
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-24459	90-0314205
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 940-9940

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts

June 11, 2012	4,750,000 shares of common stock issued in conversion of $86,154.95 principal amount of debt.	Eurolink Corporation.	NA	$0.01813 per share/NA

June 11, 2012	4,750,000 shares of common stock issued in conversion of $86,154.95 principal amount of debt.	Heritage Asset Management.	NA	$0.01813 per share/NA

June 11, 2012	4,750,000 shares of common stock issued in conversion of $86,154.95 principal amount of debt.	Kisumu S.A.	NA	$0.01813 per share/NA

June 11, 2012	9,500,000 shares of common stock issued in conversion of $172,309.89 principal amount of debt.	Starglow Asset, Inc.	NA	$0.01813 per share/NA

June 11, 2012	34,450,000 shares of common stock issued in conversion of $624,850.09 principal amount of debt.	Domino Developments Inc.	NA	$0.01813 per share/NA

June 11, 2012	9,400,000 shares of common stock issued in conversion of $170,496.11 principal amount of debt.	Honeycomb Developments LLC	NA	$0.018136 per share/NA

June 11, 2012	7,400,000 shares of common stock issued in conversion of $134,220.34 principal amount of debt.	Legend International LLC	NA	$0.01813 per share/NA

(1) The issuances to lenders, consultants and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D, Regulation S or Rule 701 promulgated by the SEC under the Securities Act.

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SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

SKY POWER SOLUTIONS CORP.

Dated: June 12, 2012	By:	/s/ Mehboob Charania
Mehboob Charania, President

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